UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

CAMPBELL SOUP COMPANY
(Exact Name of Registrant as Specified in its Charter)

New Jersey	1-3822	21-0419870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Campbell Place, Camden, New Jersey	08103-1799
(Address of Principal Executive Offices)	(Zip Code)

(856) 342-4800
(Registrant's telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On December 18, 2017, Campbell Soup Company ("Campbell") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Campbell, Twist Merger Sub, Inc., an indirect, wholly-owned subsidiary of Campbell ("Merger Sub"), and Snyder's-Lance, Inc. ("Snyder's-Lance") pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Snyder's-Lance (the "Merger"), with Snyder's-Lance surviving the Merger as a wholly-owned subsidiary of Campbell.

Pursuant to the Merger Agreement, at the effective time of the Merger, each of Snyder's-Lance's issued and outstanding shares of common stock, par value $0.83-1/3 per share ("Common Stock") (other than any shares held directly by either Campbell or Merger Sub or shares owned by any direct or indirect subsidiary of Snyder's-Lance) will be cancelled and extinguished and converted into the right to receive $50.00 in cash, without interest, less any required withholding taxes (the "Per Share Merger Consideration"). Campbell expects to fund the Per Share Merger Consideration with new debt incurred pursuant to the Debt Commitment Letter, as defined and described below.

As of the effective time of the Merger, (i) each stock option of Snyder's-Lance that is outstanding and unexercised immediately before the effective time will vest in accordance with the terms applicable to such stock option and be cancelled and convert into the right to receive a cash payment equal to the excess, if any, of the Per Share Merger Consideration over the exercise price of such stock option, (ii) all restricted stock will vest in accordance with the terms applicable to such restricted stock and thereafter be treated as Common Stock and convert into the right to receive an amount in cash equal to the Per Share Merger Consideration, and (iii) each restricted share unit ("RSU") of Snyder's-Lance will vest in accordance with the terms applicable to such RSU and convert into the right to receive an amount in cash, without interest, equal to the product of the Per Share Merger Consideration and the number of shares of Common stock subject to such RSU.

The parties to the Merger Agreement have each made customary representations and warranties. Snyder's-Lance has agreed, subject to the terms of the Merger Agreement, to various covenants and agreements, including, among others: (i) to conduct its business in the ordinary course and in a manner consistent with past practice; (ii) not to solicit proposals relating to alternative transactions to the Merger with a third party or engage in discussions or negotiations with respect thereto, subject to certain exceptions to permit Snyder's-Lance's board of directors to comply with its fiduciary duties; and (iii) to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the Merger Agreement and applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement. Campbell also has agreed, subject to the terms of the Merger Agreement, to various covenants and agreements, including, among others, to use reasonable best efforts to obtain the debt financing contemplated by the Debt Commitment Letter.

Each party's obligation to consummate the Merger is subject to certain conditions, including, among others: (i) obtaining the requisite affirmative vote of Snyder's-Lance's shareholders to approve the Merger Agreement and consummate the Merger; (ii) expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (the "HSR Act") and (iii) the absence of any order or legal requirement issued or enacted by any court or other governmental authority, which is in effect and prevents the consummation of the Merger.  The obligation of Campbell and Snyder's-Lance is also subject to customary conditions to close relating to the accuracy of the other party's representations and warranties and the performance, in all material respects, by the other party of its obligations under the Merger Agreement.

The Merger Agreement contains certain termination rights for both Campbell and Snyder's-Lance including upon (i) the failure to consummate the Merger prior to the nine-month anniversary of the signing of the Merger Agreement, (the "Termination Date") (ii) the failure to receive the approval of the Merger Agreement by Snyder's-Lance's shareholders and (iii) a permanent injunction or order being issued prohibiting the consummation of the Merger.

The Merger Agreement provides certain termination rights for the benefit of Snyder's-Lance, including (i) for a breach of any representation, warranty, covenant or agreement made by Campbell under the Merger Agreement (subject to certain procedures and materiality exceptions), (ii) if all of the conditions to closing are satisfied (other than those that can only be satisfied at closing) and Campbell does not close within two business days of receiving notice from Snyder's-Lance of its intention to terminate if Campbell does not close or (iii) if, prior to Snyder's-Lance shareholder approval being obtained, the Snyder's-Lance board of directors authorizes Snyder's-Lance to enter into an alternative acquisition agreement in connection with a Superior Proposal. Under the Merger Agreement, Snyder's-Lance will pay a termination fee of $149 million to Campbell if the Merger Agreement is terminated due to the Snyder's-Lance board of directors changing its recommendation, if Snyder's-Lance terminates the Merger Agreement to enter into an agreement for a Superior Proposal, or if an alternative acquisition proposal has been publicly disclosed (and not withdrawn) the Merger Agreement is terminated and Snyder's-Lance signs a definitive agreement for an alternative acquisition proposal (which is subsequently consummated) within twelve months of such termination.

The Merger Agreement also provides certain customary termination rights for the benefit of Campbell, including (i) if Snyder's-Lance board of directors changes its recommendation in relation to the Merger, (ii) if Snyder's-Lance board of directors fails to reject an acquisition proposal within two business days of receipt (or reconfirm its recommendation to shareholders within three business days of a Campbell request to do so following receipt of an acquisition proposal), (iii) if Snyder's-Lance fails to comply in all material respects with its non-solicitation and shareholder meeting covenants or (iv) for a breach of any representation, warrant, covenant or agreement made by Snyder's-Lance under the Merger Agreement (subject to certain procedures and materiality exceptions).  Under the Merger Agreement, Campbell would pay a termination fee of $198.6 million to Snyder's-Lance if the Merger Agreement is terminated due to an uncured breach of Campbell's representations and warranties or covenants such that the related closing conditions would not be satisfied, or if Snyder's-Lance terminates the Merger Agreement as a result of Campbell's failure to close within two business days of receiving notice from Snyder's-Lance of its intention to terminate if Campbell does not close the transaction and all other conditions to closing are satisfied (other than those that can only be satisfied at closing). Under the Merger Agreement, Campbell would pay a termination fee of $50 million to Snyder's-Lance, in certain circumstances, if the Merger Agreement is terminated due to (i) the Termination Date having passed and the only closing conditions which have not been satisfied are expiration or termination of the waiting period under the HSR Act or the absence of an order or legal requirement issued or enacted by a court or other governmental authority (due to the failure of the HSR waiting period to expire or terminate) or (ii) a permanent injunction or order prohibiting the consummation of the Merger (due to the failure of the HSR waiting period to expire or terminate).

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The Merger Agreement has been attached to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about Snyder's-Lance, Campbell or Merger Sub. The representations, warranties and covenants in the Merger Agreement were made only for the purpose of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement as of specific dates. Such representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications (including exceptions thereto set forth in disclosure schedules agreed to by the contracting parties) and may therefore not be complete. The representations, warranties and covenants in the Merger Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Snyder's-Lance, Campbell, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Campbell's or Snyder's-Lance's public disclosures.

 Voting Agreement

In connection with Campbell's entry into the Merger Agreement, certain shareholders of Snyder's-Lance (together, the "Voting Parties") and Campbell, have entered into a Voting Agreement, dated as of December 18, 2017 (the "Voting Agreement").  The Voting Parties beneficially own 12,851,757 shares of Snyder's-Lance Common Stock (the "Voting Party Shares"), which represent approximately 13% of Snyder's-Lance's outstanding shares of Common Stock.  Any shares of Snyder's Lance Common Stock acquired by the Voting Parties after the date of the Voting Agreement will also become subject to the Voting Agreement.

Under the terms of the Voting Agreement, each Voting Party has agreed to vote its Voting Party Shares (1) in favor of the approval of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger and (2) against any alternative acquisition proposal. Additionally, each Voting Party has granted Campbell an irrevocable proxy to vote the Voting Party Shares in favor of the adoption of the Merger Agreement. Each Voting Party has also agreed to certain restrictions on the transfer of its Voting Party Shares, subject to the terms and conditions set forth in the Voting Agreement. The Voting Agreement provides that it will terminate upon the earliest to occur of (i) the effective time of the Merger, (ii) the written agreement of the parties to the Voting Agreement, (iii) the termination of the Merger Agreement and (iv) upon any amendment, modification, waiver or other change to the Merger Agreement that reduces the amount or changes the form of consideration payable to any Voting Party.

The foregoing summary of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Voting Agreement attached hereto as Exhibit 2.2, which is incorporated herein by reference.

Item 7.01 Regulation F-D Disclosure

Investor Presentation

On December 18, 2017, Campbell will post on its website, www.campbellsoupcompany.com, under "Investor Center," and investor presentation (the "Investor Presentation").  A copy of the Investor Presentation to be posted by Campbell is furnished as Exhibit 99.1 hereto.

Press Release

On December 18, 2017, Campbell issued a press release announcing the entry into the Merger Agreement. The press release is attached hereto as Exhibit 99.2 hereto and is incorporated in this Item 7.01 by reference.

Item 8.01. Other Events.

Debt Commitment Letter

In connection with entering into the Merger Agreement, on December 18, 2017, Campbell entered into that certain Bridge Commitment Letter, by and among Campbell, Credit Suisse Securities (USA) LLC and Credit Suisse AG (the "Debt Commitment Letter"). Pursuant to the Debt Commitment Letter, the arranger thereunder has committed to obtain a 364-day senior unsecured bridge term loan credit facility in an aggregate principle amount of up to $6,200,000,000, which facility is anticipated to be replaced or refinanced by Campbell's issuance of any combination of (i) senior unsecured notes through a public offering or in a private placement and/or (ii) senior unsecured term loans made on or prior to the closing date of the Merger.

The foregoing description of the Debt Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Debt Commitment Letter attached hereto as Exhibit 99.3, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index

Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Campbell's current expectations about the impact of its future plans and performance on Campbell's business or financial results. These forward-looking statements, including those regarding the acquisition of Snyder's-Lance, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause Campbell's actual results to vary materially from those anticipated or expressed in any forward-looking statement include (1) changes in consumer demand for Campbell's products and favorable perception of Campbell's brands; (2) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (3) the impact of strong competitive responses to Campbell's efforts to leverage its brand power with product innovation, promotional programs and new advertising; (4) changing inventory management practices by certain of Campbell's key customers; (5) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of Campbell's key customers continue to increase their significance to Campbell's business; (6) Campbell's ability to realize projected cost savings and benefits from its efficiency and/or restructuring initiatives; (7) Campbell's ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (8) product quality and safety issues, including recalls and product liabilities; (9) the ability to complete and to realize the projected benefits of acquisitions, divestitures and other business portfolio changes; (10) the conditions to the completion of the Snyder's-Lance transaction, including obtaining Snyder's-Lance shareholder approval, may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected, on the anticipated schedule, or at all; (11) long-term financing for the Snyder's-Lance Transaction may not be available on favorable terms, or at all; (12) closing of the Snyder's-Lance transaction may not occur or may be delayed, either as a result of litigation related to the transaction or otherwise; (13) Campbell may be unable to achieve the anticipated benefits of the Snyder's-Lance transaction; (14) completing the Snyder's-Lance merger may distract Campbell's management from other important matters;(15) disruptions to Campbell's supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (16) the uncertainties of litigation and regulatory actions against the company; (17) the possible disruption to the independent contractor distribution models used by certain of Campbell's businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (18) the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; (19) impairment to goodwill or other intangible assets; (20) Campbell's ability to protect its intellectual property rights; (21) increased liabilities and costs related to Campbell's defined benefit pension plans; (22) a material failure in or breach of Campbell's information technology systems; (23) Campbell's ability to attract and retain key talent; (24) changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (25) unforeseen business disruptions in one or more of Campbell's markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters or other calamities; and (26) other factors described in Campbell's most recent annual report on Form 10-K and subsequent SEC filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated December 18, 2017, by and among Campbell Soup Company, Twist Merger Sub, Inc. and Snyder's-Lance, Inc.

2.2
Voting Agreement, dated December 18, 2017, by and among, Campbell Soup Company, the Patricia A. Warehime Revocable Deed of Trust, Warehime 2016 GRAT #1, the Warehime 2017 GRAT #2, the Warehime 2012 Dynasty Trust for the benefit of Susan A. Rupp, the Warehime 2012 Dynasty Trust for the benefit of Katherine A. Mininger, the Warehime 2012 Dynasty Trust for the benefit of Elizabeth A. Warehime, the Michael & Patricia Warehime 1995 Irrevocable Trust for the benefit of Daughters, the Michael A. Warehime 2010 Trust for the benefit of Margaret Anne Mininger, the Michael A. Warehime 2010 Trust for the benefit of Harrison Michael Rupp, the Michael A. Warehime 2010 Trust for the benefit of Sophie Ann Mininger and the Michael A. Warehime Trust for the benefit of Evan Michael Rupp.

99.1	Investor Presentation, dated December 18, 2017.
99.2	Press Release, dated December 18, 2017.

99.3	Bridge Commitment Letter, dated December 18, 2017, by and among Campbell Soup Company, Credit Suisse Securities (USA) LLC and Credit Suisse AG.

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished as a supplement to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY

	By:	/s/ Charles A. Brawley
Charles A. Brawley, III
Vice President, Corporate Secretary and Associate General Counsel

Date: December 18, 2017